Exhibit 99.1
CONTACT:     Sheila Ennis
ICR for Comverse, Inc.
415-430-2073
Sheila.ennis@icrinc.com

Comverse Announces Fiscal 2014 First Quarter Results;
Conference Call to be Held Today at 8:00 AM

WAKEFIELD, MA, June 9, 2014 - Comverse, Inc. (“Comverse”; NASDAQ: CNSI) today announced its results for the three months ended April 30, 2014.
Consolidated Highlights: Below is selected consolidated financial information for the three months ended April 30, 2014 and 2013, prepared in accordance with generally accepted accounting principles (“GAAP”), except as noted.

Comverse, Inc.:	Three Months Ended April 30,
(In thousands)	2014	2013
Total revenue	$119,132	$155,818
Costs and expenses
Cost of revenue	80,464	90,964
Research and development, net	15,532	16,080
Selling, general and administrative	34,145	36,710
Other operating expenses	2,743	4,221
Total costs and expenses	132,884	147,975
(Loss) income from operations	(13,752)	7,843
Expense adjustments	8,230	(2,116)
Comverse performance (1)	(5,522)	5,727

(Loss) income before income tax expense	(11,793)	1,697
Income tax expense	(4,338)	(4,837)
Net loss	(16,131)	(3,140)
Basic and diluted loss per share	$(0.72)	$(0.14)

Interest expense	(123)	(188)
Depreciation and amortization	$(4,739)	$(4,569)

Operating margin	(11.5)%	5.0%
Comverse performance margin	(4.6)%	3.7%

Net cash (used in) provided by operating activities (2)	$(35,599)	$9,863

(1) "Comverse performance" has not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” below.
(2) Includes approximately $10.9 million of cash proceeds related to an Italian VAT refund received during the three months ended April 30, 2013.

“Our first quarter results are indicative of the ongoing transformation underway at Comverse,” said Philippe Tartavull, President & CEO of Comverse, Inc. “While the benefits of our transformation efforts are not yet fully reflected in our financial results, I am pleased with the progress we have made in repositioning Comverse and the strategic direction we have decided to pursue. Our overall approach is focused on decreasing the Total Cost of Ownership as well as providing additional application platforms to improve the efficiency and increase the revenues of our customers while significantly increasing the percentage of our recurring revenue.”

Business Segment Highlights:

	Three Months Ended April 30,
	2014	2013
	(Dollars in thousands)
SEGMENT RESULTS
BSS
Segment revenue	$56,872	$76,264
Gross margin	38.1%	40.1%
Income from operations	6,455	15,701
Operating margin	11.4%	20.6%
Segment performance	7,152	16,498
Segment performance margin	12.6%	21.6%
Digital Services
Segment revenue	$62,260	$79,554
Gross margin	40.0%	38.4%
Income from operations	18,392	22,842
Operating margin	29.5%	28.7%
Segment performance	18,394	22,899
Segment performance margin	29.5%	28.8%
All Other
Loss from operations	(38,599)	(30,700)
Segment performance	(31,068)	(33,670)

Selected Balance Sheet Highlights: Below is selected balance sheet data:

	As of
(In millions)	April 30, 2014	January 31, 2014

Cash and cash equivalents	$210.1	254.6
Restricted cash (including long-term restricted cash) and bank deposits	73.5	68.2
Total	$283.6	$322.8
Conference Call Details
Comverse will be conducting a conference call today, June 9, 2014 at 8:00 a.m. EDT. To listen to the conference call live, dial (678) 825-8369. The identification code is 51839253. Please dial-in at least five minutes before the scheduled start time. A live webcast can be accessed at www.comverse.com.
A replay of the call will be available, beginning at approximately 11:00 am on June 9, 2014 for two days, at 855-859-2056 or 800-585-8367, and archived via webcast at www.comverse.com. The replay access code is 51839253.
Segment Performance
We evaluate our business by assessing the performance of each of our operating segments. Our Chief Executive Officer is our chief operating decision maker (“CODM”). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as we define it in accordance with the Financial Accounting Standards Board's (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.
Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of intangible assets; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) strategic-related costs (vi) impairment of property and equipment; (vii) certain litigation settlements and related costs; (viii) Italian VAT recovery recorded within operating expense; (ix) restructuring expenses; and (x) certain other gains and expenses. Compliance-related professional fees relate to fees and expenses recorded in connection with our efforts to remediate material weaknesses in internal control over financial reporting for the fiscal year ended January 31, 2014.
Presentation of Non-GAAP Financial Measures
We provide Comverse performance, a non-GAAP financial measure, as additional information for our operating results. This measure is not in accordance with, or an alternative for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. We believe that the presentation of this non-GAAP financial measure provides useful information to investors regarding certain additional financial and business trends relating to our results of operations as viewed by management in monitoring our businesses, reviewing financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
About Comverse, Inc.
Comverse is a leading global provider of telecom business solutions that enable communication service provider success in the hyper-connected world through service innovation and smart monetization. The company’s proven and innovative product portfolio includes BSS, Policy Management (PCRF) and Enforcement, and Digital Services - all backed by Managed and Professional Services. Comverse’s extensive customer base spans more than 125 countries with solutions successfully delivered to over 450 communication service providers serving more than two billion subscribers. Comverse’s solutions are available in a variety of delivery models, including on-site, cloud, hosted/SaaS and managed services. For more information, visit www.comverse.com.

Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the market price of our stock, operating expenses and cash flows, variability of our tax provision, and the additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K filed with the SEC on April 16, 2014, or in subsequently filed periodic, current or other reports. We undertake no commitment to update or revise any forward-looking statements except as required by law.
These risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.comverse.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.

COMVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended April 30,
	2014	2013
Revenue:
Product revenue	$27,355	$52,904
Service revenue	91,777	102,914
Total revenue	119,132	155,818
Costs and expenses:
Product costs	14,805	27,634
Service costs	65,659	63,330
Research and development, net	15,532	16,080
Selling, general and administrative	34,145	36,710
Other operating expenses:
Restructuring expenses	2,743	4,221
Total other operating expenses	2,743	4,221
Total costs and expenses	132,884	147,975
(Loss) income from operations	(13,752)	7,843
Interest income	115	172
Interest expense	(123)	(188)
Foreign currency transaction gain (loss), net	2,019	(5,916)
Other expense, net	(52)	(214)
(Loss) income before income tax expense	(11,793)	1,697
Income tax expense	(4,338)	(4,837)
Net loss	$(16,131)	$(3,140)
Weighted average common shares outstanding:
Basic and diluted	22,293,980	22,005,506
Loss per share:
Basic and diluted loss per share	$(0.72)	$(0.14)

COMVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	April 30, 2014	January 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$210,096	$254,580
Restricted cash and bank deposits	39,253	34,343
Accounts receivable, net of allowance of $5,796 and $6,945, respectively	107,976	89,361
Inventories	16,931	16,166
Deferred cost of revenue	13,282	14,500
Deferred income taxes	2,269	2,329
Prepaid expenses	19,460	17,000
Other current assets	10,925	1,680
Total current assets	420,192	429,959
Property and equipment, net	43,239	41,541
Goodwill	150,623	150,346
Intangible assets, net	4,513	5,153
Deferred cost of revenue	41,124	45,717
Deferred income taxes	1,575	1,720
Long-term restricted cash	34,265	33,815
Other assets	39,532	40,586
Total assets	$735,063	$748,837
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$162,656	$168,406
Deferred revenue	251,798	239,902
Deferred income taxes	594	514
Income taxes payable	1,348	2,102
Total current liabilities	416,396	410,924
Deferred revenue	106,222	113,426
Deferred income taxes	44,603	43,735
Other long-term liabilities	150,910	147,942
Total liabilities	718,131	716,027
Commitments and contingencies
Equity:
Common stock, $0.01 par value - authorized, 100,000,000 shares; issued 22,457,981 and 22,286,123 shares, respectively; outstanding, 22,411,951 and 22,251,226 shares, respectively	225	223
Treasury stock, at cost, 46,030 and 34,897 shares, respectively	(1,410)	(1,024)
Accumulated deficit	(40,382)	(24,251)
Additional paid in capital	37,506	34,530
Accumulated other comprehensive income	20,993	23,332
Total equity	16,932	32,810
Total liabilities and equity	$735,063	$748,837

COMVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended April 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(16,131)	$(3,140)
Non-cash operating items:
Depreciation and amortization	4,739	4,571
Provision for doubtful accounts	254	238
Stock-based compensation expense	2,938	3,094
Deferred income taxes	1,150	1,260
Inventory write-downs	868	415
Other non-cash items, net	71	(376)
Changes in assets and liabilities:
Accounts receivable	(17,720)	8,120
Inventories	(2,652)	(1,056)
Deferred cost of revenue	5,822	10,544
Prepaid expense and other current assets	(11,173)	1,250
Accounts payable and accrued expense	(9,755)	(11,996)
Income taxes	(267)	(4,649)
Deferred revenue	3,404	(5,532)
Tax contingencies	2,479	3,384
Other assets and liabilities	374	3,736
Net cash (used in) provided by operating activities	(35,599)	9,863
Cash flows from investing activities:
Purchases of property and equipment	(3,309)	(3,038)
Net change in restricted cash and bank deposits	(4,774)	(25,000)
Proceeds from asset sales	9	47
Net cash used in investing activities	(8,074)	(27,991)
Cash flows from financing activities:
CTI capital contribution	—	25,000
Repurchase of common stock	(386)	(629)
Proceeds from exercises of stock options	40	25
Net cash (used in) provided by financing activities	(346)	24,396
Effects of exchange rates on cash and cash equivalents	(465)	(687)
Net (decrease) increase in cash and cash equivalents	(44,484)	5,581
Cash and cash equivalents, beginning of period	254,580	262,921
Cash and cash equivalents, end of period	$210,096	$268,502

COMVERSE, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Table of Reconciliation from GAAP Income (loss) from operations to Non GAAP Comverse Performance	Three Months Ended April 30,
(Dollars in thousands)	2014	2013
(Loss) income from operations	$(13,752)	$7,843
Expense Adjustments:
Stock-based compensation expense	2,938	3,094
Amortization of intangible assets	695	649
Compliance-related professional fees	369	436
Compliance-related compensation and other expenses	(70)	52
Strategic related costs	1,290	—
Impairment of property and equipment	9	38
Certain litigation settlements and related costs	(36)	(24)
Italian VAT refund recovery recorded within operating expenses	—	(10,861)
Restructuring expenses	2,743	4,221
Gain on sale of fixed assets	(3)	(11)
Other	295	290
Total expense adjustments	8,230	(2,116)
Comverse performance	$(5,522)	$5,727

COMVERSE, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED)

	BSS	Digital Services	All Other	Consolidated
	(In thousands)
Three Months Ended April 30, 2014
Total revenue	$56,872	$62,260	$—	$119,132
Total costs and expenses	$50,417	$43,868	$38,599	$132,884
Income (loss) from operations	$6,455	$18,392	$(38,599)	$(13,752)
Computation of segment performance:
Segment revenue	$56,872	$62,260	$—
Total costs and expenses	$50,417	$43,868	$38,599
Segment expense adjustments:
Stock-based compensation expense	—	—	2,938
Amortization of intangibles assets	695	—	—
Compliance-related professional fees	—	—	369
Compliance-related compensation and other expenses	—	1	(71)
Strategic evaluation related costs	—	—	1,290
Impairment of property and equipment	—	—	9
Certain litigation settlements and related cost	—	—	(36)
Restructuring expenses	—	—	2,743
Gain on sale of fixed assets	2	1	(6)
Other	—	—	295
Segment expense adjustments	697	2	7,531
Segment expenses	49,720	43,866	31,068
Segment performance	$7,152	$18,394	$(31,068)
Interest expense	$—	$—	$(123)	$(123)
Depreciation	$(883)	$(1,264)	$(1,897)	$(4,044)

COMVERSE, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED)

	BSS	Digital Services	All Other	Consolidated
	(In thousands)
Three Months Ended April 30, 2013
Total revenue	$76,264	$79,554	$—	$155,818
Total costs and expenses	$60,563	$56,712	$30,700	$147,975
Income (loss) from operations	$15,701	$22,842	$(30,700)	$7,843
Computation of segment performance:
Segment revenue	$76,264	$79,554	$—
Total costs and expenses	$60,563	$56,712	$30,700
Segment expense adjustments:
Stock-based compensation expense	—	—	3,094
Amortization of intangibles assets	649	—	—
Compliance-related professional fees	—	—	436
Compliance-related compensation and other expenses	122	56	(126)
Impairment of property and equipment	26	1	11
Certain litigation settlements and related cost	—	—	(24)
Italian VAT refund recovery recorded within operating expense	—	—	(10,861)
Restructuring expenses	—	—	4,221
Gain on sale of fixed assets	—	—	(11)
Other	—	—	290
Segment expense adjustments	797	57	(2,970)
Segment expenses	59,766	56,655	33,670
Segment performance	$16,498	$22,899	$(33,670)
Interest expense	$—	$—	$(188)	$(188)
Depreciation	$(837)	$(1,220)	$(1,863)	$(3,920)